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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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                                  State or Other
  Name of Subsidiary       Jurisdiction of Incorporation    Percentage Ownership
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takeoutmusic.com, Inc.               Delaware                       100%

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